EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB into the Company's previously filed Registration Statements on Form S-8 (Registration No. 333-19147) and Form S-3 (Registration No. 333-18491).


ARTHUR ANDERSEN LLP

Houston, Texas
March 28, 1997